EXPLORATION AND MINERAL OPTION AGREEMENT
Nevada Lode Mining Claims

THIS OPTION AGREEMENT, hereinafter referred to as the **Option**, made and entered into this 1st day of January, 2006 by and between **the Isaiah Capital Trust** hereinafter referred to as the **Optionor**, and **Nevada Gold Corp.** and it successors and assigns, hereinafter referred to as the **Optionee**.

WITNESSETH

In consideration for the goods and valuables stated in the **Option**, the receipt and adequacy of which is hereby acknowledged, and as agreed upon in this **Option**, the **Optionor** hereby grants to the **Optionee** its successors and assigns, the exclusive right and option to explore for gold and other valuable mineral resources over agreed upon portions of this certain parcel of land, located in Elko County, Nevada, containing 18 claims, the **Claims**. The claim location map is attached as "Exhibit A". The claim serial numbers are as follows.

POLEB #1 & 2	NMC 0920115 - 0920116
POLEB #6 through 9 (inclusive)	NMC 0920117 - 0920120
POLEB #11 & 12	NMC 0920121 - 0920122
POLEB #16 through 25 (inclusive)	NMC 0920123 - 0920132

The following terms, provisions, and conditions are further agreed to:

1. **OPTION PERIOD.** This option shall remain in effect from the date that this Option has been executed by the **Optionor** until the 1st **day** of January **2010**. This **Option** shall be exercised upon certified execution of the "**Option Agreement**" by both parties

2. **YEAR ONE OPTION.** Nevada Gold Corp. is responsible to pay for all the annual filing fees, BLM fees, and intenet to hold fees for the property for the year of 2006.

3. **YEAR TWO PAYMENT.** The year two payment for the **Option** shall be the sum $25,000.00, (Twenty Five Thousand Dollars) in cash or cash equivalent in stock of the company, to be decided by the optionor, due on January 1st, 2007.

4. **YEAR THREE PAYMENT.** The **Optionee** will pay the **Optionor** a sum of $50,000.00 (Fifty Thousand Dollars) in cash or cash equivalent in stock of the company, to be decided by the optionor, due on January 1st, 2008.

5. **YEAR FOUR PAYMENT.** The **Optionee** will pay the **Optionor** a sum of $100,000.00 (One Hundred Thousand Dollars) in cash or cash equivalent in stock of the company, to be decided by the optionor, due on January 1st, 2009.

6. **YEAR FIVE PAYMENT.** In November 2009 the option will be renegotiated with a minimum S150,000.00 and an annual cap for two years at $260,000. These terms are due and to be fully paid as of January 1, 2010.

7. **NET SMELTER RETURNS.** The **Optionee** and/or any third party the **Optionee** is involved with in exploring for and producing resources with on the claims will make 3% annual payments of the NET SMELTER RETUNRS of all reserves and resources produced from the **Claims** to the **Optionor**.

8. **ADDITIONAL PRODUCTION REVENUE SHARING.** For each 100,000 ounces of gold equivilent resource established through exploration, there will be a $250,000 USD cash or shares equiclency bonus payment (the bonus) due by the **Optionee** to the **Optionor** six months after the resource is confirmed by a qualified independant party. Upon achieving every 500,000 onces, there will be an additional $1,000,000.00 USD bonus payment made by the **Optionee** to the **Optionor** under the same qualifications.

9. **ANNUAL BUREAU OF LAND MANAGEMENT (BLM) AND OTHER FILING FEES.** It is understood and intended that the **Optionee** is responsible for paying for and filing the annual BLM and other Claim related fees and Annual Intent to Hold.

10. **CONDITION OF PROPERTY.** The **Optionor** assures the **Optionee** that the **Claims** are in a condition that is regarded by the BLM to be satisfactory and is not in need of Land Management. If the **Optionee** finds the land in need of significant Land Management, it shall pay for and manage this work at its own expense.

    If the **Optionee's** sets forth to terminate the Option the **Optionee** shall leave the **Claims** in a condition that is satisfactory to the BLM. If levies or fines are issued to the **Optionor** due to the **Optionee** abandoning the **Claims** in an unsatisfactory condition, the **Optionee** will accept financial responsibility and pay for these levies and/or fines. The Optionor shall not transfer or encumber any interests on the **Claims** prior to closing. The **Optionor** shall keep the **Claims** in their current condition until closing and shall prevent and refrain from any use of the **Claims**, for any purpose or in any manner, that would diminish its value or adversely affect the **Optionee's** intended use of the **Claims**.

    In the event of any adverse change in the condition of the **Claims**, whether said change is caused by **Optionor** or by forces beyond **Optionor's** control, the

Optionee may elect to a) refuse to accept the **Claims**; b) accept the **Claims**, or a portion thereof, in which case there may be an equitable adjustment of the Option based on a change in circumstances; or c) require restoration of the **Option** to it condition at the time this **Option** was granted.

11. **REMEDIES.** In addition to any other remedy specifically set forth in this **Option**, the **Optionor** has the right to enforce the provisions of this **Option** through an action for specific performance, injunctive relief, damages, contribution or any other available proceedings in law or equity. The election of any one remedy available under this **Option** shall not constitute a waiver of any other available remedies.

12. **BINDING EFFECT.** This **Option** becomes effective when signed by both the **Optionee** and **Optionor** and shall then apply to and bind the **Optionor** and **Optionor's** heirs, executors, administrators, successors and assigns.

13. **COMPLETE AGREEMENT.** This **Option** constitutes the sole and complete agreement between the parties and cannot be changed except by written agreement by both Parties. **Nevada Gold Corp.** is dedicated to fully exploring for minerals and resources of value and bringing that value to full merit for **Nevada Gold Corp.** and the **Isaiah Capital Trust.**

14. **NO WAIVER.** No provision of the **Option** shall be deemed amended or waived unless such amendment or waiver is set forth in a writing signed by the **Optionor and the Optionee.** No act or failure to act by the **Optionor** shall be deemed a waiver of its rights hereunder, and no waiver in any one circumstance or of any one provision shall be deemed a waiver in other circumstances or of other provisions.

15. **ASSIGNMENT.** The **Optionee** has the right to assign this **Option**. In the event of such assignment, the assignee will have all the rights, powers and privileges and duties held by the **Optionee** pursuant to this **Option**.

16. **TERMINATION.** The **Optionee** may terminate the agreement at a minimum of 60 (sixty) days notice before the day on which the **Annual Payment** is scheduled to be made.

17. **EXPLORATION PROGRAM.** The **Optionee** shall impliment a work program in year one of the **Option** as outlined herein **'Exhibit B-1"**. If the **Optionee** is satisfied that the work program outlined in **"Exhibit B-1"** has produced results that merit further development, the **Optionee** will comence with the second phase of exploration in year two as outined herein **"Exhibit B-2."**

IN TESTIMONY THEREOF, the parties have hereunto set their hands and seals, or if corporate have caused this instrument to be executed in their corporate names by their duly authorized representatives as of the dates indicated below.

For and on behalf of
Reneau & Associates as Trustee of the Pole claims refered to in this agreement held
for the **Isaiah Capital Trust**

By: ______________

Authorized Signatory

Name: Randall Reneau

Title: Principal Geologist

Nevada Gold Corp.

By: Johnathan Lindsay

Name: [signature]

Director

PROVINCE OF BC CITY OF Vancouver.

"EXHIBIT A"



Section 32
Section 33
Section 5
Section 4
Section 8
Section 9
T 40 N
T 39 N
1
2
6
7
8
9
11
12
16
17
18
19
20
21
22
23
24
25
Found Section Corner 10' South and 10' East of the NW corner of PoleB 7.
Scale 1" = 600'
Roneau & Associates
PoleB Lode Claims # 1, 2, 6-9, 11-12, 16-25
Elko County, Nevada
Claims in T39N, R45E, MDM, Sections 4 & 5
Claims in T40N, R45E, MDM, Sections 32 & 33
Claims were completed November 19, 2005

EXHIBIT B-1

GEOCHEM/GEOPHYSICS:

1. Preparation-submital Plan (to approval) of Operations to BLM	$2,100
2. Geochem - 400x200' grid, 312 samples Au + 10, ICP	4,682
3. Labor - Geol. and 2 tech's (20-30 field days)	14,000
4. Geophysics (equip. rental)	6,000
5. Geophy. technician & field assistant	6,000
6. Expenses (travel, meals, motel, vehicle, etc.) Geologist/Geophy.	5,000
7. Per diem (tech's, field assist.)	2,000
8. Geology - office, plot geochem, maps, etc.	2,000
7. Geophys. - plot, interpret (Consultant)	4,000
TOTAL	$45,782

EXHIBIT B-2

DRILLING:

1. Prepare Plan of Operations / BLM (to approval)	$2,200
2. Site prep (pads / roads)	3,000
3. Drilling (assume 4 holes RR/RM claims and 2 on IIC)	
a). 6,000' RC-Air, w/down hole hammer	20,000
b). Core (500' RC + 500' core NQ/HQ) 2 holes	15,000
c). Plug / cement holes, restore locations	1,500
d.) Mob-Demob drill	2,000
4. Geologist (log cuttings/core, drill proj. management) (15 days RC drilling & 10 days coring)	7,500
5. Expenses (geologist-drilling), travel, lodging, vehicle, etc.	3,000
6. Core Assays (500')	7,000
7. Core boxes (25)	250
8. Sample bags (1000)	600
9. 15% conting.	$97,950
TOTAL	$160,000